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                                                                     EXHIBIT 5.1

                      OPINION OF BORDEN LADNER GERVAIS LLP

                     [Borden Ladner Gervais LLP Letterhead]

May 30, 2001

Stressgen Biotechnologies Corporation
4445 Eastgate Mall, Second Floor
San Diego, California 92121

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Stressgen Biotechnologies Corporation (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission, covering the registration of 3,721,339 common shares, without par value (the "Shares"), in the capital of the Company for issuance pursuant to the Company's 2001 Equity Incentive Plan and the 1996 Share Incentive Plan (collectively, the "Plan").

In connection with this opinion, we have examined and relied upon the Registration Statement and related prospectus, the Plan, the form of option agreement prescribed under the Plan, the Memorandum and Articles of the Company and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued upon payment therefor in accordance with the Registration Statement and related prospectus, the Plan and the options granted thereunder, will be validly issued, fully paid and non-assessable except as to shares issued pursuant to certain deferred payment arrangements in accordance with the Plan and applicable law, which will be fully paid and non-assessable when such deferred payments are made in full.

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

BORDEN LADNER GERVAIS LLP

By:  /s/ WILLIAM F. SIRETT
     ------------------------------------------------
     William F. Sirett